UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 20, 2005
                Date of Report (Date of earliest event reported)

                          ABRAXAS PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

  Nevada                            0-19118                  74-2584033
 (State or other jurisdiction of  (Commission              (IRS Employer
  incorporation)                   File Number)             Identification No.)

                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

   (Address of principal executive offices and Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







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Item 1.01 Entry into a Material Definitive Agreement

         See Item 3.02 below for a description of a Common Stock Purchase Agreement between the Company and certain accredited investors relating to a private placement of common stock.

Item 3.02  Unregistered Sales of Equity Securities

         On July 20, 2005, Abraxas Petroleum Corporation (the "Company") entered into a Common Stock Purchase Agreement (the "Agreement") with certain accredited investors (the "Purchasers"), pursuant to which the Company issued 4.0 million shares of its common stock, par value $.01 per share (the "Common Stock"), to the Purchasers at a price of $3.00 per share, or an aggregate of $12.0 million in cash before transaction expenses. The Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws in reliance on the exemption provided by ss. 4(2) of the Securities Act and Rule 506 of the regulations promulgated thereunder. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. There was no general solicitation involved in the offer and the Common Stock was sold exclusively to accredited investors as defined under Regulation D. The Company will pay a five percent (5%) cash commission out of such proceeds to Energy Capital Solutions LLC which acted as the Company's financial advisor.

         The Company has agreed, promptly following the Closing but no later than August 31, 2005, to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 or such other successor form (except that if the Company is not then eligible to register for resale the Common Stock on Form S-3, then such registration shall be on Form S-1 or any successor form) (a "Registration Statement") to enable the resale of the Common Stock by the Purchasers or their transferees from time to time over the American Stock Exchange or any other national exchange on which the Company's Common Stock is then traded, or in privately-negotiated transactions. The Company has agreed to use its commercially reasonable efforts to cause such Registration
Statement to become effective as soon as practicable (subject to receipt of necessary information from the Purchasers after prompt request from the Company to the Purchasers to provide such information) and to remain continuously effective for a period ending on the date that is, with respect to each Purchaser's Common Stock purchased pursuant to the Agreement, the earlier of (i) the date on which the Purchaser may sell all shares of Common Stock then held by the Purchaser without restriction under Rule 144(k), or (ii) such time as all shares of Common Stock purchased by such Purchaser pursuant to the Agreement have been sold or otherwise transferred pursuant to a registration statement or otherwise.

         If the Registration Statement is not declared effective within one hundred twenty (120) days after the Closing Date, the Company shall be obligated to pay liquidated damages in additional shares of the Common Stock to each Purchaser of a number of shares equal to two percent (2%) of such Purchaser's Purchase Price for Common Stock purchased at the Closing and then outstanding pursuant to the Agreement divided by the 10-day average closing price of the Common Stock prior to the date that the payment is due, and two percent (2%) of such Purchaser's Purchase Price for Common Stock purchased and then outstanding pursuant to the Agreement divided by the prior 10-day average closing price of the Common Stock prior to the date that the payment is due for each subsequent thirty (30) day period (pro rated for such periods less than thirty (30) days) until the Registration Statement is declared effective. However, in no event shall the total number of shares of Common Stock that the Company shall be required to issue pursuant to the Agreement exceed the maximum number of shares of Common Stock that the Company can issue without stockholder approval pursuant to any rule of the American Stock Exchange, or any other national exchange on which the Company's Common Stock is then traded including, without limitation,
Section 713 of the American Stock Exchange Listing Standards, Policies and Requirements, subject to equitable adjustments from time to time for stock-splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of the Agreement.

         The foregoing statements are qualified in their entirety by the provisions of the Common Stock Purchase Agreement filed as an exhibit to this report.


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Item 9.01 Financial Statements and Exhibits

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits.

                  10.1 Common Stock Purchase Agreement made and entered into as of the 20th day of July, 2005, by and between Abraxas Petroleum Corporation and the Purchasers signatory thereto

                  99.1 Press Release dated July 21, 2005

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Abraxas Petroleum Corporation


                               By: /s/ Chris E. Williford
                                  ------------------------
                                  Chris E. Williford, Executive Vice President, Chief Financial Officer and Treasurer
Dated:  July 22, 2005

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                                  EXHIBIT LIST

Exhibit No.                Description

10.1 Common Stock Purchase Agreement made and entered into as of the 20th day of July, 2005, by and between Abraxas Petroleum Corporation and the Purchasers signatory thereto

99.1                       Press Release dated July 21, 2005








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